                              SUMMIT EQUITIES. INC.
                              (PARENT COMPANY ONLY)
                                DECEMBER 31, 1999

===============================================================================

ASSETS

CASH                                                                   $10,864.21

                  TOTAL ASSETS                                         $10,864.21
                  ------------                                         ----------

LIABILITIES AND SHAREHOLDERS EQUITY
-----------------------------------

LIABILITIES
-----------


RESERVE FOR FED TAXES                                                  $0.00
RESERVE FOR STATE TAXES                                                $0.00
TOTAL RESERVE FOR TAXES                                                $0.00
                                                                       -----


                  TOTAL LIABILITIES                                    $0.00
                  -----------------                                    -----

SHAREHOLDERS EQUITY
-------------------

COMMON STOCK                                                  $   10,000.00
RETAINED EARNINGS                                             $      864.21
PROFIT/LOSS YEAR-TO-DATE                                      $        0.00
                                                              -------------

                                                              $   10,864.21

                  TOTAL SHAREHOLDERS EQUITY                   $   10,864.21
                  -------------------------

                  TOTAL LIABILITIES &
                  SHAREHOLDERS EQUITY                         $   10,864.21
                  -------------------                        --------------

                              SUMMIT EQUITIES, INC.
                              (PARENT COMPANY ONLY)
================================================================================

                                                          Year Ended
                                                       December 31, 1999
INCOME
------

INTEREST INCOME - MMA & TCD                                   $0.00
INTEREST INCOME - LOANS                                       $0.00
OTHER INCOME                                                  $0.00
                                                              -----


                  TOTAL INCOME                                         $0.00
                  ------------

EXPENSE
-------

BUILDING DEPRECIATION                                         $0.00
ANNUAL REPORT & MEETING EXPENSE                               $0.00
MISCELLANEOUS EXPENSE                                         $0.00
LEGAL                                                         $0.00
PROPERTY/TAXES                                                $0.00
                                                              -----


                  TOTAL EXPENSES                              $0.00
                  --------------                              -----

                  INCOME BEFORE TAXES &
                  EARNINGS OF SUBSIDIARY                      $0.00
                  ----------------------                      -----

PROVISION FOR TAXES
-------------------

  FEDERAL INCOME TAX PROVISION                                $0.00
  STATE INCOME TAX PROVISION                                  $0.00

                      TOTAL TAX PROVISION                     $0.00
                                                              -----


                  NET INCOME                                  $0.00
                  ----------                                  -----